UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

1-4117	Interstate Power and Light Company (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319) 786-4411	42-0331370

This combined Form 8-K is separately filed by Alliant Energy Corporation and Interstate Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On December 16, 2013, representatives of Alliant Energy Corporation and Interstate Power and Light Company (Alliant Energy’s Iowa utility) will attend an investor conference. The following regulatory update is being provided in connection with that conference.

Alliant Energy provides update on Marshalltown Generation Station (MGS) activities and transmission

As previously announced, Iowa Utilities Board (IUB) Chair Jacobs, as presiding officer for the MGS administrative hearing, issued the Proposed Decision and Order on November 9, 2013 and Alliant Energy’s Iowa utility accepted such order on November 19, 2013. The order provides a cost cap for the project of $920 million, including the facility, transmission costs, owners’ costs and AFUDC.

On December 9, 2013 Chair Jacobs issued an Order Clarifying Decision, in response to an intervener’s request for clarification, stating that all costs related to the transmission construction and reimbursements, including any potential tax gross up payments, are included in the $920 million cost cap. The clarifying decision also stated the cost cap is not reduced if Alliant Energy’s Iowa utility receives reimbursement for MGS transmission costs. However, refunds or reimbursements from other interconnecting generators received by Alliant Energy’s Iowa utility for any MGS transmission upgrade costs would be returned to ratepayers in a manner to be determined by the IUB. According to the clarifying decision, all transmission network upgrade costs, including amounts for which Alliant Energy’s Iowa utility might be reimbursed, are included in the overall cost cap.

Alliant Energy’s Iowa utility expected to fund capital transmission upgrades for MGS based on the July 2013 FERC Attachment FF decision (Docket No. EL12-104-000) and assumed such upgrades in its capital expenditure guidance issued on November 7, 2013. Alliant Energy’s Iowa utility has been informally notified that ITC Midwest LLC (ITC-M) intends to pursue an option under the terms of the MISO Generator Interconnection Procedures to self-fund the transmission upgrades associated with MGS. Under this option, Alliant Energy’s Iowa utility anticipates a direct assignment facility expense for the network upgrades after the upgrades are placed into service. Alliant Energy’s Iowa utility does not believe that the cost cap included in the Proposed Decision and Order would be affected if ITC-M were to ultimately self-fund the transmission upgrade.

The IUB’s overall approval of MGS is conditional upon attaining other permitting approvals necessary to construct and operate the MGS. One required approval is IUB approval of construction of the gas pipeline necessary to service the facility. Recently, Alliant Energy’s Iowa utility received final approval of the needed gas pipeline construction. Pending all additional regulatory approvals, IPL expects to begin construction on MGS in 2014 and begin operations in 2017.

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “believe,” “expects,” “anticipates,” “may,” “would” or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: state or federal regulatory actions or local government actions, including inability to obtain all necessary approvals and permits; current or future litigation, regulatory investigations, proceedings, appeals or inquiries that could impede the implementation of IPL’s plans; changes in costs of materials, equipment, commodities, fuel or labor; shortages in materials, equipment and qualified labor; changes to the scope or timing of the projects; general contractors or subcontractors not performing as required under their contracts; the inability to agree to contract terms or disputes in contract terms; poor initial cost estimates; work stoppages; adverse weather conditions; adverse interpretation or enforcement of permit conditions; changes in applicable laws or regulations; unforeseen engineering or technology issues; and limited access to capital and other adverse economic conditions. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy and Interstate Power and Light Company undertake no obligation to update publicly such statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Interstate Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 13, 2013	By: /s/ Thomas L. Hanson
Thomas L. Hanson Senior Vice President and Chief Financial Officer

INTERSTATE POWER AND LIGHT COMPANY

Date: December 13, 2013	By: /s/ Thomas L. Hanson
Thomas L. Hanson Senior Vice President and Chief Financial Officer

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